UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 17, 2012 (May 14, 2012)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting was held on May 14, 2012.

(b)
Proposals 1 and 2 submitted to the Stockholders were approved by the requisite voting power required for approval of the respective proposal. Proposal 3 submitted to the stockholders was not approved. The results of the voting on the matters submitted to the stockholders are as follows:

Proposal 1 – Election of Directors
The following individuals were elected to serve as directors of the Company for a one year expiring at the 2013 Annual Meeting of Stockholders.

Director Nominee	Vote For	Vote Against	Abstain	Broker Non-Vote
Rodney C. Adkins	128,891,208	1,691,615	454,640	38,544,229
Ann M. Busquet	128,883,180	1,701,858	452,425	38,544,229
Roger Fradin	128,888,678	1,689,153	459,632	38,544,229
Anne Sutherland Fuchs	95,543,551	35,022,562	471,350	38,544,229
James H. Keyes	94,480,562	36,045,830	511,071	38,544,229
Murray D. Martin	125,200,143	5,394,037	443,283	38,544,229
Michael I. Roth	125,077,724	5,478,491	481,248	38,544,229
David L. Shedlarz	126,976,163	3,564,530	496,770	38,544,229
David B. Snow, Jr.	94,586,322	35,960,922	490,219	38,544,229
Robert E. Weissman	93,721,767	36,818,256	497,440	38,544,229

Proposal 2 – Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2012
The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2012 was ratified. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
166,021,824	2,934,485	625,383	0

Proposal 3 – Advisory Vote on Executive Compensation
The advisory vote on executive compensation was not approved. The voting results were as follows:

Vote For	Vote Against	Abstain	Broker Non-Vote
45,592,654	83,992,305	1,452,504	38,544,229

The board of directors and the Executive Compensation Committee will consider the voting results when making future decisions regarding the executive compensation program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

May 17, 2012

/s/ Amy C. Corn
Amy C. Corn
Vice President, Secretary and Chief Governance Officer